Exhibit 107

Calculation of Filing Fee Table

F-3

(Form Type)

Safe-T Group Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Unit(3)(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value represented by American Depositary Shares	Rule 457(c)	11,264,440	(5)	$0.51	$5,744,864.4	$0.0000927	$532.54
Fees Previously Paid	-	-	-	-		-	-	-	-

	Total Offering Amounts						$5,744,864.4		$532.54
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$532.54

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value, or Ordinary Shares, registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Includes (i) up to 4,062,045 outstanding ADSs, (ii) up to 2,181,009 Ordinary Shares, which may be converted to ADSs to be issued pursuant to earnout provisions; (iii) up to 2,068,966 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series A Warrants, (iv) up to 344,828 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series B Warrants; (v) up to 2,222,222 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series C Warrants; (vi) up to 370,370 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series D Warrants; and (vii) up to 15,000 Ordinary Shares, which may be converted to ADSs. Each ADS represents one Ordinary Share.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s ADSs as reported on the Nasdaq Capital Market on September 21, 2022.

(4)	The Registrant will not receive any proceeds from the sale of its Ordinary Shares by the selling shareholders.

(5)	All 11,264,440 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-3.